Exhibit 32
MICRUS ENDOVASCULAR CORPORATION
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Micrus Endovascular Corporation (the “Company”) on Form 10-K for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “ Report ”), each of the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ John T. Kilcoyne

John T. Kilcoyne
President and Chief Executive Officer

By:	/s/ Robert A. Stern

Robert A. Stern
Executive Vice President,
Chief Financial Officer and Secretary

Date: June 15, 2006